EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-3, No. 333-65402; Form S-3, No. 333-67104; Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 33-53695; Form S-8, No. 33-59349; Form S-8, No. 33-65149; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-68739; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76755; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-61462; Form S-8, No. 333-75664; Form S-8, No. 333-86458, Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086, Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115608 and Form S-8, No. 333-115609) of Sprint Corporation and in the related Prospectuses and in the Registration Statements (Form S-3, No. 333-67162 and Form S-3, No. 333-65402-01) of Sprint Capital Corporation and in the related Prospectuses of our report dated February 3, 2004 (except for Note 2, as to which the date is November 2, 2004) with respect to the consolidated financial statements and schedule of Sprint Corporation, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

Ernst & Young LLP

Kansas City, Missouri

November 3, 2004